UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

COMMISSION FILE NUMBER: 000-54616

MICHAEL JAMES ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

(formerly BullsnBears.com, Inc.)

                 DELAWARE                                 000-54616                                      45-2282672

(State of Incorporation)                  (Commission File Number)                     (I.R.S. Employer ID Number)

784 Morris Turnpike, #334, Short Hills, NJ  07078

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code

(908) 204-0004

BULLSNBEARS.COM, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 20, 2016, Michael James Enterprises, Inc. (the “Company”) dismissed Malone Bailey, LLP (“Malone Bailey”), as the Company’s independent registered public accounting firm. The Company’s Board of Directors approved of the dismissal. Malone Bailey’s reports on the Company’s financial statements for the fiscal year ended December 31, 2015, contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Malone Bailey for the fiscal year ended December 31, 2015, indicated conditions that raised substantial doubt about the Company’s ability to continue as a going concern. During the period from March 15, 2013 (the date of Malone Bailey’s appointment as the Company’s independent registered public accounting firm) through December 31, 2015 and the interim period from January 1, 2016 through the effective date of Malone Bailey’s termination, there were no disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods. Also during the same period, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. We provided Malone Bailey with a copy of this disclosure before its filing with the SEC and requested that Malone Bailey provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We received a letter from Malone Bailey stating that it agrees with the above statements, which is attached hereto as Exhibit 99.01.

New Independent Accountants. The Company’s Board of Directors appointed Friedman LLP (“Friedman”) as the Company’s new independent registered public accounting firm effective as of  April 20, 2016. The Company felt it was in the best interest of the Company to select an independent registered public accounting firm based in the State of New Jersey to more efficiently perform audit functions in an effort to ensure that all future periodic reports are timely filed.  During the two most recent fiscal years and through the date of engagement, the Company did not consult with Friedman regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1) (v)). Prior to engaging Friedman, Friedman did not provide the Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to change our independent registered public accounting firm from Malone Bailey to Friedman.

Item 5.02    Departure and Election of Directors, Appointment of Certain Officers.

On April 19, 2016, Ali Balaban and Anthony Turnbull resigned as Directors of the Registrant. The resignations were for personal business reasons and not as a result of any dispute with the Company, its financial statements, or its reports as filed with the U.S. Securities and Exchange Commission.  Neither Mr. Balaban nor Mr. Turnbull wished to provide any statement which would be required to be included in this filing.

On April 20, 2016, the Board of Directors, in accordance with the Company’s Articles of Incorporation, elected Scott Weiner and Gina Morreale to join the Company’s Board of Directors.  Immediately thereafter, Scott Weiner was appointed President of the Company and Gina Morreale was appointed the Chief Operating Officer of the Company.  There are no family relationships between Mr. Weiner or Ms. Morreale and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Weiner or Ms. Morreale reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K as referenced therein.  Neither Mr. Weiner nor Ms. Morreale hold any shares of the Registrant's common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

 16.01 Letter from Malone Bailey, LLP to the SEC, dated as of April 20, 2016.

 99.02  Letter of Resignation from  Ali Balaban.

 99.03  Letter of Resignation from  Anthony Turnbull.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2016

MICHAEL JAMES ENTERPRISES, INC.

By: /s/ James M. Farinella

---------------------------------

 James M. Farinella

 Chief Executive Officer